                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 31, 1999

                         MICHAEL PETROLEUM CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Texas                      333-52263*            76-0510239
--------------------------------------------------------------------------------
(State or other jurisdiction of        (Commission           (IRS Employer
         incorporation)                File Number)        Identification No.)

13101 Northwest
Freeway, Suite 320
Houston, Texas                                                77040
--------------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code: (713) 895-0909


* The Commission File Number refers to a Form S-4 Registration Statement filed by the Registrant under the Securities Act of 1933 which was declared effective on July 22, 1998.

Item 5.  OTHER EVENTS

      On September 30, 1999, Michael Petroleum Corporation (the "Company") reported that it would not make the approximately $7.8 million interest payment due on October 1, 1999 on its 11 1/2% Senior Notes due 2005 (the "Senior Notes"). The Indenture under which the Senior Notes were issued provides for a 30-day grace period before an Event of Default exists as a result of the nonpayment of interest. The 30-day grace period expired on October 31, 1999 without payment of interest on the Senior Notes, and, as a result, an Event of Default has occurred under the Indenture with respect to the Senior Notes. The Indenture provides that in the event of an Event of Default, the entire indebtedness under the Senior Notes may be declared due and payable. In addition, an Event of Default under the Indenture constitutes an additional event of default under the Company's Senior Secured Credit Facility.

      The Company is continuing to negotiate with holders of Senior Notes and its senior bank lender in an effort to effect a consensual restructuring of the Company's indebtedness or an alternative transaction having similar effects, which could be implemented outside of insolvency proceedings or in connection with court-supervised bankruptcy proceedings.

                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            MICHAEL PETROLEUM CORPORATION



                                            By: /s/ ROBERT L. SWANSON
                                                -------------------------------
                                                    Robert L. Swanson
                                                    Vice President -- Finance


Dated:   November 1, 1999